EXHIBIT 11

                           ROBERTSON-CECO CORPORATION
                 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
--------------------------------------------------------------------------------
                      (Thousands, except per share amounts)
                                   (Unaudited)


                                                    Year Ended December 31
                                              ----------------------------------
                                                1996        1997        1998
                                                ----        ----        ----
                                                        (Thousands)
BASIC:

   Basic income from continuing operations .  $ 52,608    $ 18,786   $ 22,519
   Loss from discontinued operations .......      --          --         --
   Extraordinary Item ......................    (1,315)      4,568       --
                                              --------    --------   --------
   Total basic earnings ....................  $ 51,293    $ 23,354   $ 22,519
                                              ========    ========   ========

   Average number common shares outstanding     16,017      16,056     16,060
                                              ========    ========   ========


BASIC EARNINGS PER COMMON SHARE:

   Continuing operations ...................  $   3.28    $   1.17   $   1.40
   Discontinued operations .................      --          --         --
   Extraordinary item ......................      (.08)        .28       --
                                              --------    --------   --------
   Basic earnings per common share .........  $   3.20    $   1.45   $   1.40
                                              ========    ========   ========

                                                                      EXHIBIT 11
                                                                     (Continued)
                           ROBERTSON-CECO CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
--------------------------------------------------------------------------------
                      (Thousands, except per share amounts)
                                   (Unaudited)


                                                       Year Ended December 31
                                                       ------------------------
                                                     1996        1997     1998
                                                     ----        ----     ----
                                                              (Thousands)
DILUTED:

   Diluted income from continuing operations ...  $ 52,608    $ 18,786  $ 22,519
   Loss from discontinued operations ...........      --          --        --
   Extraordinary Item ..........................    (1,315)      4,568      --
                                                  --------   --------   -------

     Total diluted earnings ....................  $ 51,293    $ 23,354  $ 22,519
                                                  ========   ========   =======

   Average number common shares outstanding ....    16,017      16,056    16,060

   Incremental shares to reflect dilutive
     effect of deferred compensation plan ......        11          35        36
                                                  --------    --------   -------

   Total number common shares, assuming dilution    16,028      16,091    16,096
                                                  ========    ========   =======

DILUTED EARNINGS PER
   COMMON SHARE:

   Continuing operations .......................  $   3.28   $   1.17   $   1.40
   Discontinued operations .....................       --         --      --
   Extraordinary item ..........................      (.08)       .28     --
                                                   --------   --------   -----

   Diluted earnings per common share ...........  $   3.20   $   1.45   $   1.40
                                                  ========   ========   =======